As filed with the Securities and Exchange Commission on November 10, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________
FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GOLDEN GREEN ENTERPRISES LIMITED
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)
____________________________
British Virgin Islands	3310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou 451191, China
Tel: (011) 86371-6897-0951
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ____________________________
Mingwang Lu, Chief Executive Officer
No. 69 Huaibei Street
Longhai Middle Road
Zhengzhou 451191, China
Tel: (011) 86371-6897-0951

(Names, addresses and telephone numbers of agents for service)
____________________________

Copies to:
Joseph R. Tiano, Jr., Esq. Louis A. Bevilacqua, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, DC 20037 (202) 663-9300	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2476
____________________________
Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-161924
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Offering Price per Share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary Shares, no par value (2)	1,338,183	$5.00	$6,690,915	$374
Underwriter Representative Warrants (3)			-	-	(4)
Ordinary Shares underlying the Underwriter Representative Warrants, no par value	34,909	$6.00	$209,454	$12
Total	1,373,092		$6,900,369	$386

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Consists of 1,163,637 ordinary shares the registrant is offering and 174,546 ordinary shares that the underwriters have the option to purchase to cover over-allotments.
(3)	Represents ordinary shares issuable upon exercise of five-year warrants held by the underwriters’ representative.
(4)	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act of 1933.
This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-1 (Registration No. 333-161924) and exhibits thereto initially filed by Golden Green Enterprises Limited (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 15, 2009 (the “Prior Registration Statement”), which was declared effective by the Commission on November 9, 2009, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Province of Henan, China, on the 10th day of November, 2009.

GOLDEN GREEN ENTERPRISES LIMITED

By:	/s/ Mingwang Lu
Mingwang Lu Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mingwang Lu	Chairman and Chief Executive Officer
Mingwang Lu	(Principal Executive Officer)	November 10, 2009

/s/ Edward Meng	Chief Financial Officer (Principal Financial
Edward Meng	and Accounting Officer)

/s/ *	Director
Yi Lu

/s/ *	Director
Harry Edelson

/s/ *	Director
J.P. Huang

/s/ *	Director
Kwok Keung Wong

/s/ *	Director
Yunlong Wang
Director
/s/ *
Maotong Xu

*By: /s/ Mingwang Lu
Mingwang Lu		November 10, 2009
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Golden Green Enterprises Limited has signed this registration statement or amendment thereto in Woodcliff Lake, New Jersey, U.S.A. on November 10, 2009.

Authorized U.S. Representative

By:	/s/ Harry Edelson
Name:	Harry Edelson
Title:	Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the enforceability of Representative’s Warrant
23.1	Consent of UHY VOCATION HK CPA LIMITED, Independent Registered Public Accounting Firm
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of the Registrant (Registration No. 333-161924) initially filed with the Securities and Exchange Commission on September 15, 2009)